As filed with the Securities and Exchange Commission on May 12, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METTLER-TOLEDO INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3668641 (I.R.S. Employer Identification No.)

Im Langacher, P.O. Box MT-100
CH-8606, Greifensee, Switzerland
and
1900 Polaris Parkway
Columbus, OH 43240
+41-44-944-22-11 and 1-614-438-4511
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James T. Bellerjeau, Esq.
General Counsel and Secretary
Mettler-Toledo International Inc.
1900 Polaris Parkway
Columbus, OH 43240
1-614-438-4511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy E. Peterson, Esq.
Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London, EC1Y 1AX
United Kingdom
Tel: +44 (0) 20 7972 9600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)	The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

PROSPECTUS

METTLER-TOLEDO INTERNATIONAL INC.

Debt Securities

We may from time to time offer debt securities in one or more offerings. We will provide the specific terms of these securities in supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 12, 2009

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered, including the specific amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where you can find more information.”

As used in this prospectus, all references to the “Company”, the “Registrant”, “we”, “us” and “our” and similar expressions are to Mettler-Toledo International Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

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Where you can find more information

The Company is subject to the information and reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with the Exchange Act, it files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus. You should rely only upon the information provided in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus and in any prospectus supplement is accurate as of any date other than that on the front cover of the document.

The SEC allows us to incorporate by reference into this prospectus the information filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus and in any prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of this offering:

Company Filings	Period and Date Filed

Annual Report on Form 10-K	Year ended December 31, 2008, as filed on February 13, 2009
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2009, as filed on May 1, 2009
Current Reports on Form 8-K	Filed on February 6, 2009 and May 6, 2009

We are not incorporating, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request free copies of these filings by writing or telephoning Investor Relations, Mettler-Toledo, Inc., 1900 Polaris Parkway, Columbus, OH 43240, U.S.A., telephone 1-614-438-4748, fax 1-614-438-4646. We will not send exhibits to the filings, however, unless those exhibits have been specifically incorporated by reference.

You may also obtain a copy of these filings from our website at www.mt.com, under Investor Relations and SEC Filings. However, the information on our website, other than the documents listed above, is not intended to be incorporated into this prospectus by reference and should not be considered a part of this prospectus.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website as listed above.

Forward-looking information

Some of the statements in this prospectus and in documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance, including, but not limited to, the following: projected earnings and sales growth in US dollars and local currencies; strategic plans and contingency plans; potential growth opportunities or economic downturns in both developed markets and emerging markets, including China; factors influencing growth in our laboratory, industrial and food retail markets; our expectations in respect of the impact of general economic conditions on our business; our capability to respond to future changes in market conditions; impact of inflation; currency and interest rate fluctuations; our ability to maintain a leading position in our key markets; our ability to leverage our market-leading position and diverse product offering to weather an economic downturn; the effectiveness of our “Spinnaker” initiatives relating to sales and marketing; planned research and development efforts; product introductions and innovation; manufacturing capacity; adequacy of facilities; access to and the costs of raw materials; shipping and supplier costs; expanding our operating margins; anticipated gross margins; anticipated customer spending patterns and levels; expected customer demand; meeting customer expectations; warranty claim levels; anticipated growth in service revenues; anticipated pricing; our ability to realize planned price increases; planned operational changes and productivity improvements; effect of changes in internal control over financial reporting; research and development expenditures; competitors’ product development; levels of competitive pressure; our future position vis-à-vis competitors; expected capital expenditures; the timing, impact, cost, benefits from and effectiveness of our cost reduction programs; future cash sources and requirements; liquidity; value of inventories; impact of long-term incentive plans; continuation of our stock repurchase program and the related impact on cash flow; expected pension and other benefits contributions and payments; expected tax treatment and assessment; impact of taxes and changes in tax benefits; the need to take additional restructuring charges; expected compliance with laws; changes in laws and regulations; impact of environmental costs; expected trading volume and value of stocks and options; impact of issuance of preferred stock; expected cost savings; impact of legal proceedings; satisfaction of contractual obligations by counterparties; timeliness of payments by our customers; the adequacy of reserves for bad debts against our accounts receivable; and benefits and other effects of completed or future acquisitions.

These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable laws, we disclaim any intention or obligation to publicly update or revise any of the forward-looking statements after the date of this prospectus supplement to conform them to actual results, whether as a result of new information, future events or otherwise. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk factors” in, or incorporated by reference into, the applicable prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent reports on Forms 10-K and 10-Q (incorporated by reference in this prospectus) and similar sections in our future filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

We caution the reader that the above list of risks and factors that may affect results addressed in the forward-looking statements may not be exhaustive. Other sections of this prospectus, the applicable prospectus supplement and documents incorporated by reference may describe additional risks or factors that could adversely impact our business and financial performance. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict these new risk factors, nor can it assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

Mettler-Toledo International Inc.

We are a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number one market positions in a majority of them. Specifically, we are the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. We are also a leading provider of analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development, and process analytics instruments used for in-line measurement in production processes. In addition, we are the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries.

Mettler-Toledo International Inc. was incorporated as a Delaware corporation in 1991 and became a publicly traded company with its initial public offering in 1997. We have two principal executive offices. Our U.S. principal executive office is located at 1900 Polaris Parkway, Columbus, Ohio 43240, telephone 614-438-4511. Our Swiss principal executive office is located at Im Langacher, P.O. Box MT-100, CH-8606, Greifensee, Switzerland, telephone +41-44-944-22-11.

Ratio of earnings to fixed charges

The following table sets forth the historical ratios of our earnings to our fixed charges for the periods indicated:

Historical for the
Three Months	Historical for the
Ended March 31,	Year Ended December 31,
2009	2008	2007	2006	2005	2004

5.2	8.1	8.6	8.3	7.4	7.8

In calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing fees, whether capitalized or expensed, plus one-third of rental expense under operating leases (the portion that has been deemed by us to be representative of an interest factor). Interest associated with income tax liabilities is excluded from our calculation.

Use of proceeds

We intend to use the net proceeds from the sales of debt securities as set forth in the applicable prospectus supplement.

Description of debt securities

We may offer our debt securities from time to time. The specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

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Plan of distribution

We may offer and sell debt securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of debt securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the debt securities;

•	the net proceeds to us from the sale of the debt securities;

•	any delayed delivery arrangements; and

•	any underwriting discounts and other items constituting underwriters’ compensation; any initial public offering price; and any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Validity of debt securities

In connection with particular offerings of the debt securities, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson (London) LLP, London, England, and for any underwriters or agents by Simpson Thacher & Bartlett LLP, New York, New York or such other counsel as may be named in the applicable prospectus supplement.

Experts

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Company in connection with a distribution of securities registered under this registration statement:

	Amount
	to be paid

SEC registration fee	$ *
Legal fees and expenses	175,000
Fees and expenses of qualification under state securities laws (including legal fees)	5,000
Accounting fees and expenses	30,000
Printing fees	20,000
Rating agency fees	232,500
Trustee’s fees and expenses	5,300
Miscellaneous	12,200

Total	$480,000	**

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

**	Does not include SEC registration fee.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act of 1933. The Company’s bylaws provide that the Company will indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant’s reasonable belief, was in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL allows for a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, we provide indemnity agreements to our officers and directors. Under these indemnity agreements (as well as our bylaws, as above), we must indemnify an indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of ours. We are also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.

The Company has also purchased directors’ and officers’ liability insurance, which provides coverage against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits

Incorporated by
Exhibit		Reference to
No.	Description	Filings

1.1	Form of Underwriting Agreement.	*
4.1	Form of Indenture.	**
4.2	Form of Note (included in Exhibit 4.1).	**
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities being registered.	**
12.1	Computation of ratios of earnings to fixed charges.	**
23.1	Consent of PricewaterhouseCoopers LLP.	**
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included as part of opinion filed as Exhibit 5.1).	**
24.1	Power of Attorney (included on signature page).	**
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, on Form T-1.	**

*	To be filed by post-effective amendment or incorporated by reference under a Current Report on Form 8-K in connection with an offering of debt securities.

**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greifensee, Switzerland, on the 12th day of May, 2009.

METTLER-TOLEDO INTERNATIONAL INC.

By:	/s/ James Bellerjeau
Name:     James Bellerjeau

Title:	General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Bellerjeau, William P. Donnelly and Mary T. Finnegan, or any of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert F. Spoerry Robert F. Spoerry	Chairman of the Board of Directors (Director)	May 12, 2009

/s/ Wah-Hui Chu Wah-Hui Chu	Director	May 12, 2009

/s/ Francis A. Contino Francis A. Contino	Director	May 12, 2009

/s/ Michael A. Kelly Michael A. Kelly	Director	May 12, 2009

/s/ Hans Ulrich Maerki Hans Ulrich Maerki	Director	May 12, 2009

/s/ George M. Milne, Jr. George M. Milne, Jr.	Director	May 12, 2009

Signature	Title	Date

/s/ Thomas P. Salice Thomas P. Salice	Director	May 12, 2009

/s/ Olivier A. Filliol Olivier A. Filliol	President and Chief Executive Officer (Principal Executive Officer) and Director	May 12, 2009

/s/ William P. Donnelly William P. Donnelly	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2009